                                   Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                  (amounts in thousands, except per share data)
                                   (unaudited)



                                                       Three Months Ended
                                                           March 31,
                                                      --------------------
                                                        1998       1997
                                                      ---------  ---------
Net income                                            $   8,371  $   3,419
Weighted average common shares outstanding                7,572      7,516
Basic earnings per share                              $    1.11  $    0.45
                                                      ---------  ---------
                                                      ---------  ---------
Net income                                            $   8,371  $   3,419
Adjustments net of tax:
  Interest expense on convertible debt                      773        829
  Amortization of debt offering costs                        60         64
                                                      ---------  ---------
Diluted net income                                    $   9,204  $   4,312
                                                      ---------  ---------
                                                      ---------  ---------
Weighted average common shares outstanding                7,572      7,516
Common stock equivalents due to dilutive effect of
  stock options                                             218        196
Shares converted from convertible debt                    2,628      2,628
                                                      ---------  ---------
Total outstanding shares for diluted earnings per
  share computation                                      10,418     10,340
Diluted earnings per share                            $    0.88  $    0.42
                                                      ---------  ---------
                                                      ---------  ---------




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